UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2009

SECURED DIGITAL APPLICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25658	84-1357927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 10th Floor, New York, NY	10169
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (212) 551 1747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 25, 2009, the Corporation issued a press release announcing that it had entered into a Subscription Agreement to subscribe up to 3.3 million Series A Convertible Preference Shares  (“CPS”)  in V-Mobile Communications Pty Ltd, (“VMC”) Australia for a total consideration of AU$1.98 million.  The transaction is expected to close on April 8, 2009.

The Corporation further announced that the Board of Directors has approved the allocation of VMC’s Ordinary Shares to be distributed to the Corporation’s stockholders as dividend provided that (a) the Corporation exercises and receives the CPS in accordance with the Subscription Agreement and (b) such shares of CPS are converted to VMC’s Ordinary Shares.

A copy of the press release is furnished herewith and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.     Financial Statements and Exhibits

(c)	Exhibits.

99.1 Press release dated March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED DIGITAL APPLICATIONS, INC.

By /s/ Patrick Soon-Hock Lim
Name: Patrick Soon-Hock Lim
Title: Chairman & Chief Executive Officer

Date:  March 30, 2009